Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 24, 2005 relating to the financial statements of FPL Group, Inc. and Florida Power & Light Company (which expresses an unqualified opinion and includes explanatory paragraphs relating to FPL Group, Inc.'s and Florida Power & Light Company's changes in 2003 in their methods of accounting for special-purpose entities and for asset retirement obligations and to FPL Group, Inc.'s change in 2002 in its method of accounting for goodwill) and our report dated February 24, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of FPL Group, Inc. and Florida Power & Light Company for the year ended December 31, 2004:

FPL Group, Inc.
Form S-3 No. 333-102169
Form S-8 No. 33-57673
Form S-8 No. 33-11631
Form S-3 No. 33-57470
Form S-8 No. 333-27079
Form S-8 No. 333-88067
Form S-3 No. 333-75482
Form S-3 No. 333-85218
Form S-3, as amended No. 333-102173
Form S-8 No. 333-114911
Form S-3 No. 333-116209
Form S-8 No. 333-116501

FPL Group Trust I
Form S-3 No. 333-116209-02

FPL Group Trust II
Form S-3 No. 333-116209-01

Florida Power & Light Company
Form S-3 No. 33-40123
Form S-3 No. 333-116300

Florida Power & Light Company Trust I
Form S-3 No. 333-116300-02

Florida Power & Light Company Trust II
Form S-3 No. 333-116300-01

FPL Group Capital Inc
Form S-3 No. 333-75482-01
Form S-3 No. 333-85218-01
Form S-3, as amended No. 333-102173-01
Form S-3 No. 333-116209-05

FPL Group Capital Trust II
Form S-3, as amended No. 333-102173-02
Form S-3 No. 333-116209-04

FPL Group Capital Trust III
Form S-3 No. 333-116209-03

DELOITTE & TOUCHE LLP

Miami, Florida
February 24, 2005